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                                                                    EXHIBIT 21.1

                                AMPEX CORPORATION

                              LIST OF SUBSIDIARIES
                                                                 Jurisdiction of
Name                                                             Incorporation
----                                                             -------------

Ampex Data Systems Corporation                                   Delaware
Ampex Finance Corporation                                        Delaware
Ampex Holdings Corporation                                       Delaware
Ampex International Sales Corporation                            California
Ampex Canada Inc. (1)                                            Canada
Ampex Cintas Magneticas, S.A.                                    Mexico
Ampex de Colombia, S.A.                                          Colombia
Ampex de Mexico, S.A de C.V. (1)                                 Mexico
Ampex do Brasil Electronica Ltd.                                 Brazil
Ampex Europa GmbH (1)                                            Germany
Ampex Great Britain Limited                                      United Kingdom
Ampex International S.A. (1)                                     Switzerland
Ampex Japan Ltd.                                                 Japan
Ampex S.A. (1)                                                   Belgium
MicroNet Technology, Inc.                                        Delaware
iNEXTV Corporation                                               Delaware
Alternative Entertainment Network, Inc. (51%)                    Delaware
TV onthe WEB, Inc (59.4%)                                        Delaware
Gardy-McGrath (International), Inc. (subsidiary of TV
onthe WEB, Inc.)                                                 New Jersey

(1)   Dissolution pending